Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp. [RM]
Date of Event Requiring Statement:	February 20, 2026

Exhibit 99.2 - Joint Filer Information
Joint Filers:

1.	Name:	Matthew Lindenbaum
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2.	Name:	Bennett Lindenbaum
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3.	Name:	Basswood Capital Management, L.L.C.
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

4.	Name:	Basswood Partners, L.L.C.
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

5.	Name:	Basswood Opportunity Partners, L.P.
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

6.	Name:	Basswood Financial Fund, Ltd.
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

7.	Name:	Basswood Financial Fund, L.P.
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

8.	Name:	Basswood Financial Long Only Fund, L.P.
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022